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                                                                    Exhibit 99.9


                               Brown & Wood LLP

                            One World Trade Center
                            New York, NY 10048-0557
                            Telephone: 212-839-5300
                            Facsimile: 212-839-5599

                                                               September 1, 2000

  Mercury Small Cap Value Fund, Inc.
  800 Scudders Mill Road
  Plainsboro, NJ 08536

  Ladies and Gentlemen:

           We have acted as counsel for Mercury Small Cap Value Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Fund"), in connection with the organization of the Fund and its registration as an open-end investment company under the Investment Company Act of 1940, as amended. This opinion is being furnished in connection with the registration of an indefinite number of shares of common stock designated Class I, Class A, Class B and Class C, par value $0.10 per share, of the Fund (the "Shares") under the Securities Act of 1933, as amended, which registration is being effected pursuant to a registration statement on Form N-1A (File No. 333-38070), as amended (the "Registration Statement").

           As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, the By-Laws of the Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.

           Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                                  Very truly yours,

                                                  /s/ Brown & Wood LLP


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